AMENDMENT TO
                            ADMINISTRATION AGREEMENT


         This Amendment dated as of January ___, 1998, is entered into by FIRST CHOICE FUNDS TRUST (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS, the Company and Investor Services Group have entered into an Administration Agreement dated as of September 20, 1997 (the "Agreement"); and

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to add a new investment portfolio of the Company to Schedule A of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. Schedule A to the Agreement is hereby deleted in full and replaced with the attached Schedule A.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                                     FIRST CHOICE FUNDS TRUST



                                                     By:


                                                    FIRST DATA INVESTOR SERVICES
                                                     GROUP, INC.



                                                     By:


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                                   SCHEDULE A


                           U.S. Treasury Reserve Fund
                                Cash Reserve Fund
                            First Choice Equity Fund